                                                                    Exhibit 99.1


                       [LOGO-CANARGO ENERGY CORPORATION]



                 FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA


            CANARGO ANNOUNCES RESIGNATION OF NON-EXECUTIVE CHAIRMAN


November 11th 2002 - Oslo, Norway - CanArgo Energy Corporation ("CanArgo") (OSE:
CNR, OTCBB: GUSH) has today announced the resignation of Roger Brittain, non-executive Chairman of the Board. Mr. Brittain is stepping down in order to spend more time pursuing personal interests.

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia, Ukraine and the Caspian Sea. Further information on the Company is available at www.canargo.com and at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward looking statements are intended to help shareholders and others assess the Company's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results anticipated herein will be attained.


FOR FURTHER INFORMATION, CONTACT:

CANARGO ENERGY CORPORATION
JULIAN HAMMOND
TEL:             +44 20 7808 4708
FAX              +44 20 7808 4747
MOBILE:          +44 77 4057 6138
E-MAIL:          INFO@CANARGO.COM




                                       1